                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

                               CRITICAL PATH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

CRITICAL PATH LOGO

Critical Path, Inc.
532 Folsom Street
San Francisco, California 94105

To the Shareholders:

     I am pleased to invite you to attend the Annual Meeting of Shareholders of Critical Path, Inc. to be held on Wednesday, June 6, 2001 at 10:00 a.m. at the Park Hyatt hotel located at 333 Battery Street, San Francisco, California.

     The agenda for this year's meeting is identified and described in the enclosed materials. The Proxy Statement describes in detail the proposed items to be presented to the shareholders at the meeting. I encourage you to read the proxy carefully.

     I am delighted you have chosen to invest in Critical Path, Inc. and hope that, whether or not you plan to attend the Annual Meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. Your vote is important. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person.

     A copy of the Company's Annual Report to Shareholders has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the Annual Meeting.

                                          Sincerely,

                                          Hayden sig
                                          David C. Hayden
                                          Executive Chairman of the
                                          Board of Directors

                              CRITICAL PATH, INC.
        532 FOLSOM STREET; SAN FRANCISCO, CALIFORNIA 94105; 415-808-8800

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- JUNE 6, 2001

To the Shareholders:

     The Annual Meeting of Shareholders of Critical Path, Inc., a California corporation (the "Company"), will be held on Wednesday, June 6, 2001, at 10:00 a.m. at the Park Hyatt hotel, located at 333 Battery Street, San Francisco, California to:

     - Elect five directors to serve until the next Annual Meeting and until their successors have been elected and qualified.

     - Transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

     The names and biographies of the nominees for directors are set forth in the enclosed Proxy Statement.

     All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the Annual Meeting, please carefully read the accompanying Proxy Statement that describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

     Only shareholders of record at the close of business on April 16, 2001 (the "Record Date") are entitled to notice of and to vote at this meeting and at any continuation or adjournment thereof. Please note that if your shares are held in "street name," that is in the custody of a financial institution or other holder of record, your vote will be cast by that institution or holder. If you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                          By Order of the Board of Directors,

                                          /s/ WILLIAM E. MCGLASHAN, JR.
                                          William E. McGlashan, Jr.
                                          Secretary

San Francisco, California
May 15, 2001

                                PROXY STATEMENT
                            ------------------------

                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Critical Path, Inc., a California corporation (the "Company" or "Critical Path"), for use at the 2001 Annual Meeting of Shareholders to be held at 10:00 a.m. on June 6, 2001 at the Park Hyatt hotel, located at 333 Battery Street, San Francisco, California.

     The Company's principal executive offices are located at 532 Folsom Street, San Francisco, California, 94105. The approximate date on which this Proxy Statement and the accompanying Proxy are first being sent to shareholders on or about May 18, 2001.

VOTING

     Only shareholders of record of the Common Stock of the Company ("Common Stock") at the close of business on April 16, 2001 will be entitled to vote at the Annual Meeting and any continuations or adjournments thereof. Each share entitles the holder to one vote at the Annual Meeting. Cumulative voting is not permitted. On April 16, 2001, there were approximately 74,265,523 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 37,132,762 shares of Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present. Broker non-votes occur when a nominee, such as a financial institution, returns a proxy, but does not have the authorization from the beneficial owner to vote the owner's shares on a particular proposal because the nominee did not receive voting instructions (via proxy vote) from the beneficial owner. An automated system administered by ComputerShare Trust Company, Inc., the Company's transfer agent, will tabulate votes cast by proxy and an employee of the transfer agent will tabulate votes cast in person at the Annual Meeting. This employee of the transfer agent also will tabulate separately affirmative and negative votes, abstentions and broker non-votes.

     If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy, when returned properly completed, will be voted as you direct on your proxy card. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. In the election of directors, the five nominees receiving the highest number of votes will be elected.

REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by filing an instrument of revocation with the Secretary of the Company or by the presentation, at the meeting, of a duly executed proxy bearing a later date. It also may be revoked by attending the meeting and electing to vote in person.

SOLICITATION

     The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material that may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company may retain the services of an outside proxy solicitation firm at an estimated cost of approximately $6,000 to $9,000. The solicitation of proxies may also be made by the use of the mails and through direct communication with certain shareholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation for such solicitation.

SPECIAL NOTE ABOUT OUTSTANDING SHARES

     Unless otherwise indicated, all mention of outstanding shares of Common Stock includes 2,051,233 shares of Common Stock issuable upon the exchange of Class A Non-Voting shares of Critical Path Messaging Co., a Nova Scotia subsidiary of the Company, for Common Stock of the Company. The Class A Non-Voting shares can be exchanged at any time for Common Stock of the Company upon the election of the holder. The Class A Non-Voting shares are entitled to vote by directing the holder of the Special Voting Share of the Company. The Special Voting Share has one vote for each share of Class A Non-Voting stock outstanding.
]

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, five directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the election of the five nominees named below as directors unless authority to vote for any such nominee is withheld. The five nominees receiving the highest number of votes will be elected. In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

     In October 2000, the Board accepted the resignation of Christos Cotsakos as a director. In March 2001, the Board appointed Amy Rao to the Board and accepted the resignation of James Smith as a director. In May 2001, the Board appointed William McGlashan to the Board and accepted the resignation of Lisa Gansky as a director. The Company's Bylaws authorize the number of directors to be not less than four or more than seven. The number of directors on the Board is currently fixed at five.

     Biographical summaries and ages as of April 16, 2001 of the executive officers of the Company and individuals nominated by the Board of Directors for election as directors are set forth below.

     DAVID C. HAYDEN; AGE 46; EXECUTIVE CHAIRMAN OF THE BOARD OF
DIRECTORS. David C. Hayden founded Critical Path and served as its Chairman, President and Chief Executive Officer and Secretary from its inception in February 1997 to October 1998. Mr. Hayden has served as Chairman of the Board of Directors of Critical Path since October 1998 and was appointed Executive Chairman of the Board in February 2001. From February 1993 to August 1996, Mr. Hayden served as Chairman, Chief Executive Officer, and co-founder of The McKinley Group, Inc., creators of Magellan, an Internet search engine.

     WILLIAM E. MCGLASHAN, JR.; AGE 37; INTERIM PRESIDENT AND CHIEF OPERATING OFFICER AND DIRECTOR. William E. McGlashan, Jr. has served as interim President and Chief Operating Officer of the Company since April 2001 and has served as a director of the Company since May 2001. Mr. McGlashan has served as the Chief Executive Officer of Vectis Group, LLC, an international venture corporation, since May 2000, and as a Venture Partner at Whitney & Co., a venture firm, since December 1999. Mr. McGlashan co-founded and served as President of Pharmanex, a phyto-pharmaceutical and dietary supplement company from 1994 to 2000. He also co-founded and served as Chief Executive Officer of Generation Ventures, a venture firm, from 1993 to 1998.

     LAWRENCE P. REINHOLD; AGE 41; EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. Lawrence P. Reinhold has served as Executive Vice President and Chief Financial Officer since December 2000, when he joined Critical Path. From 1995 to December 2000, Mr. Reinhold was employed as a partner with Price Waterhouse and PricewaterhouseCoopers, and most recently served as Managing Partner of that firm's Technology, Information & Communications and Entertainment & Media practice in the Midwest Region of the United States.

     AMY RAO; AGE 38; INTERIM VICE PRESIDENT FOR SALES AND DIRECTOR. Amy Rao has served as a director of Critical Path since March 2001. She was named the Company's interim Vice President for Sales in April 2001. Ms. Rao founded Integrated Archive Systems, a systems integrator and managed services company, in 1994 and has served as its Chief Executive Officer since its inception.

     SUE BARSAMIAN; AGE 41; SENIOR VICE PRESIDENT OF PRODUCT MARKETING. Sue Barsamian has served as Senior Vice President of Product Marketing since February 2001. Ms. Barsamian joined Critical Path as Vice President of Product Marketing in March 2000 through its acquisition of RemarQ Communities. From December 1998 to March 2000, Ms. Barsamian served as Vice President of Marketing for RemarQ. From March 1996 to December 1998, Ms. Barsamian was a Principal in Romans Barsamian. From August 1988 to March 1996, Ms. Barsamian was employed in various marketing and sales management capacities with Verity, most recently as Vice President of Marketing.

     MICHAEL SERBINIS; AGE 27; VICE PRESIDENT AND CHIEF TECHNOLOGY
OFFICER. Michael Serbinis has served as Vice President and Chief Technology Officer since February 2001. Mr. Serbinis joined Critical Path as its Chief Security Officer in March 2000 and served in this capacity until February 2001. From November 1997 to March 2000, Mr. Serbinis was the Chief Technology Officer of The docSpace Company, which he co-founded in November 1997. From September 1996 to October 1997, Mr. Serbinis was a software engineer for Total Control, a subsidiary of General Electric. From April 1996 to August 1996, Mr. Serbinis was responsible for search engine engineering at Zip2 Corporation.

     BRETT M. ROBERTSON; AGE 40; VICE PRESIDENT OF STRATEGIC DEVELOPMENT AND GENERAL COUNSEL. Brett M. Robertson has served as Vice President of Stategic Development and General Counsel since June 1999. From July 1998 to December 1998, Ms. Robertson served as General Counsel of Broderbund Software. From August 1994 to July 1998, Ms. Robertson served as Associate General Counsel of Broderbund Software.

     CHERYL VAN; AGE 42; VICE PRESIDENT OF HUMAN RESOURCES. Cheryl Van has served as Vice President of Human Resources since January 2000. From March 1997 to December 1999, Ms. Van served as Vice President of Employment and Development at Visa International. From October 1988 to February 1997, Ms. Van was employed at Apple Computer in various capacities, and most recently as Senior Manager Employment.

     KEVIN R. HARVEY; AGE 36; DIRECTOR. Kevin R. Harvey has served as a director of Critical Path since April 1998. Mr. Harvey has been a General Partner of Benchmark Capital, a venture capital firm, since January 1995. Mr. Harvey also is a director of Red Hat, a Linux and open source solutions company, Ashford.com, a Web-based retailer, Broadbase Software, a provider of intelligent customer interaction software, and a director of several privately held companies.

     GEORGE ZACHARY; AGE 35; DIRECTOR. George Zachary has served as a director of Critical Path since April 1998. Mr. Zachary has been a partner at Mohr, Davidow Ventures II, a venture capital firm, since January 1996. From March 1993 to December 1997, Mr. Zachary ran the consumer products business at Silicon Graphics, Inc., a computer workstation company. Mr. Zachary serves as a director for many privately held companies.

VOTE REQUIRED

     In the election of directors, the five nominees receiving the highest number of votes will be elected.

RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE ABOVE NOMINEES AS DIRECTORS.

      INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     COMPENSATION OF DIRECTORS. Critical Path reimburses each member of its Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. No member of Critical Path's Board of Directors receives any additional cash compensation.

     MEETINGS OF THE BOARD OF DIRECTORS. During fiscal 2000, there were four regular meetings of the Board of Directors and two special meetings.

     COMPENSATION COMMITTEE. Critical Path's Compensation Committee currently consists of two non-employee directors: Kevin Harvey and George Zachary. In fiscal 2000, the Compensation Committee consisted of Lisa Gansky and George Zachary. The committee acted by written consent twice in fiscal 2000. In April 2001, Ms. Gansky resigned from the committee and the Board appointed George Zachary to the committee. The committee is responsible for determining salaries, incentives and other forms of compensation for Critical Path's directors, officers and other employees and administering various incentive compensation and benefit plans.

     AUDIT COMMITTEE. Critical Path's Audit Committee currently consists of two non-employee directors: Kevin Harvey and George Zachary. In fiscal 2000, the Audit Committee consisted of James Smith and George Zachary. The Audit Committee met three times in fiscal 2000. In March 2001, Amy Rao was appointed to the Audit Committee, but resigned from the committee in April when she was appointed interim Vice President for Sales of the Company. Kevin Harvey was appointed to the Audit Committee in April 2001. The Audit Committee meets independently with representatives of the Company's independent accountants and with representatives of senior management. The committee reviews the general scope of the Company's accounting, reporting, annual audit, matters relating to internal control systems and the fee charged by the independent accountants. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's independent accountants and for the engagement or discharge of the Company's independent accountants.

     STOCK COMMITTEE. Critical Path's Stock Committee currently consists of one director: David Hayden. In fiscal 2000, the committee consisted of one director, Douglas Hickey. The Stock Committee acted thirty-six times in fiscal 2000. The Stock Committee is responsible for granting stock options to all employees of Critical Path who are not directors, executive officers or holders of more than 10% of the Company's Common Stock.

     In fiscal 2000, each director attended at least 75% of the aggregate of the meetings of the Board and the meetings of all committees of the Board of which he or she was a member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION

     During fiscal 2000, Lisa Gansky and Kevin Harvey, two of the Company's non-employee directors, served on the Compensation Committee. During fiscal 2000, no member of the Company's Board of Directors or Compensation Committee served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 2000, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements with the exception of the following late filings: (a) Mr. Hayden, Executive Chairman of the Board, inadvertently failed to file in a timely manner: (i) Form 4s for the months of May, July, August, October, November and December in 2000 to report an aggregate of nineteen transactions, and (ii) a Form 5 for fiscal 2000 to report one transaction; and (b) to the Company's knowledge, Mr. Rinehart, the Company's former Vice President of Worldwide Sales, has failed to file in a timely manner a Form 5 for fiscal 2000 to report one transaction. In making this statement, the Company has relied upon the written representations of its directors and officers.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of common stock as of April 16, 2001 by:

     - each person or entity known to Critical Path to own beneficially more than 5% of Critical Path's Common Stock;

     - each of Critical Path's directors;

     - the Chief Executive Officer of the Company as of December 31, 2000, each of the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during the year ended December 31, 2000, and two former executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 2000 (collectively, the "Named Executive Officers"); and

     - all executive officers and directors as a group.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(2)
                                                              --------------------
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)              NUMBER      PERCENT
          ---------------------------------------             ---------    -------
FMR Corp.(3)................................................  9,207,551     12.4%
  c/o Fidelity Management & Research Company
  82 Devonshire Street
  Boston, MA 02109
Putnam Investments, LLC(4)..................................  5,067,902      6.8%
  One Post Office Square
  Boston, MA 02109
David C. Hayden(5)..........................................  2,271,672      3.1%
Lisa A. Gansky..............................................    162,137        *
Kevin M. Harvey(6)..........................................  1,886,919      2.5%
Amy Rao.....................................................          0        *
George Zachary..............................................     58,824        *
Douglas T. Hickey(7)........................................  1,269,410      1.7%
William H. Rinehart.........................................    132,325        *
Mark J. Rubash..............................................          0        *
Mari E. Tangredi(8).........................................    325,490        *
David A. Thatcher...........................................    224,060        *
Cynthia Diana Whitehead(9)..................................    113,293        *
All directors and executive officers as a group (17
  persons)(10)..............................................  6,632,183      8.8%

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated, the address for each of the executive officers and directors above is c/o Critical Path, Inc., 532 Folsom Street, San Francisco, California 94105.

 (2) Applicable percentage ownership is based on 74,265,523 shares of Common Stock outstanding as of April 16, 2001. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 16, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of another person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

 (3) FMR Corp. filed Amendment No. 1 to a Schedule 13G, dated February 14, 2001, with the Securities and Exchange Commission on behalf of itself and related parties. FMR Corp. reported sole voting power over 421,961 shares and sole dispositive power over 9,207,551 shares.

 (4) Putnam Investments, LLC ("Putnam Investments") filed a Schedule 13G, dated February 13, 2001, with the Securities and Exchange Commission on behalf of itself and related parties. Putnam Investments reported sole voting power over none of the shares and sole dispositive power over 5,067,902 shares.

 (5) Includes 29,256 shares subject to options exercisable within 60 days after April 16, 2001.

 (6) Includes 1,686,769 shares held by Benchmark Capital Partners II, L.P., of which Mr. Harvey is a managing partner. Mr. Harvey disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

 (7) Includes 18,180 shares held in the name of Mr. Hickey's minor childrens' name.

 (8) Includes 263,490 shares subject to options exercisable within 60 days after April 16, 2001.

 (9) Includes 111,250 shares subject to options exercisable within 60 days after April 16, 2001.

(10) See Footnotes (5) through (9). Includes 1,138,811 shares subject to options exercisable within 60 days after April 16, 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes all compensation earned by or paid to the Named Executive Officers for services rendered in all capacities to Critical Path during the fiscal years ended December 31, 2000, 1999 and 1998.

           SUMMARY COMPENSATION TABLE FOR LAST THE THREE FISCAL YEARS

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                         ------------
                                                     ANNUAL COMPENSATION                   SECURITY
                                         --------------------------------------------     UNDERLYING
      NAME AND PRINCIPAL POSITION        FISCAL YEAR    SALARY    BONUS(1)     OTHER     OPTIONS (#)
      ---------------------------        -----------   --------   --------    -------    ------------
David C. Hayden(2).....................     2000       $124,455   $200,000         --            --
  Executive Chairman of the Board of        1999        222,157         --         --            --
  Directors                                 1998        170,833    135,000         --     1,364,482
Douglas T. Hickey(3)...................     2000        350,000    250,000    $61,281(4)         --
  Former Chief Executive Officer            1999        332,373         --     52,908(5)         --
                                            1998         51,136         --      8,818(6)  2,549,374
William H. Rinehart(7).................     2000        194,000     25,000         --            --
  Former Vice President of Worldwide        1999        185,000         --         --            --
  Sales                                     1998         19,621         --         --       454,545
Mark J. Rubash(8)......................     2000        180,888    250,000(9)      --       475,000
  Former Executive Vice President and       1999             --         --         --            --
  Chief Financial Officer                   1998             --         --         --            --
Mari E. Tangredi(10)...................     2000        185,000     60,000         --            --
  Former Executive Vice President of        1999        140,000         --         --            --
  Business Development, Sales and           1998        108,055     65,000         --       431,816
  Professional Services
David A. Thatcher(11)..................     2000        309,000    185,000         --            --
  Former President                          1999        185,000         --         --            --
                                            1998          9,110         --         --       848,836
Cynthia Diana Whitehead(12)............     2000        185,000     30,000         --       100,000
  Former President                          1999        126,614     43,215         --       230,000
                                            1998             --         --         --            --

---------------
 (1) The Company paid discretionary bonuses to certain of its officers in fiscal 2000.

 (2) Mr. Hayden served as the Company's Chairman, President, Chief Executive Officer and Secretary from its inception in February 1997 to October 1998, and as its Chairman of the Board of Directors and an employee from October 1998 to July 2000. Mr. Hayden ceased to be an employee of the Company in July 2000, but continued as Chairman of the Board of Directors until his appointment as Executive Chairman of the Board in February 2001. Mr. Hayden was not compensated for his service as Chairman of the Board of Directors after he ceased to be an employee.

 (3) Mr. Hickey served as Chief Executive Officer of the Company from October 1998 until his resignation in February 2001, and was also its President from October 1998 through January 2000.

 (4) Includes $38,400 paid to Mr. Hickey for use of a corporate apartment, $10,881 for use of a corporate automobile and $12,000 for investment advisory fees.

 (5) Includes $38,400 paid to Mr. Hickey for use of a corporate apartment and $14,508 for use of a corporate automobile.

 (6) Includes $6,400 paid to Mr. Hickey for use of a corporate apartment and $2,418 for use of a corporate automobile.

 (7) Mr. Rinehart commenced his employment with the Company in November 1998 and served as the Company's Vice President of Worldwide Sales until his separation from the Company in February 2001.

 (8) Mr. Rubash served as the Company's Executive Vice President and Chief Financial Officer from January 2000 until his resignation in December 2000.

 (9) Mr. Rubash received a bonus payment of $250,000 in connection with the settlement agreement and mutual release he entered into with the Company in December 2000.

(10) Ms. Tangredi commenced her employment with the Company in February 1998 and served as its Executive Vice President of Business Development, Sales and Professional Services at the time of her termination in April 2001.

(11) Mr. Thatcher served as the Company's Executive Vice President, Chief Financial Officer and Secretary from December 1998 to January 2000, and as its President and Secretary from January 2000 until his separation from the Company in February 2001.

(12) Ms. Whitehead commenced her employment with the Company in March 1999 and served as its President at the time of her termination in April 2001.

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                                                    POTENTIAL REALIZABLE VALUE AT
                                        PERCENTAGE OF                                  ASSUMED ANNUAL RATES OF
                                        TOTAL OPTIONS                               STOCK PRICE APPRECIATION FOR
                                         GRANTED TO     EXERCISE FOR                     OPTION TERMS(3)(4)
                            OPTIONS     EMPLOYEES IN     BASE PRICE    EXPIRATION   -----------------------------
          NAME             GRANTED(1)      2000(2)      ($/SHARE)(3)      DATE           5%              10%
          ----             ----------   -------------   ------------   ----------   -------------   -------------
David C. Hayden..........        --           --                --            --              --              --
Douglas T. Hickey........        --           --                --            --              --              --
William H. Rinehart......        --           --                --            --              --              --
Mark J. Rubash...........   475,000         2.60%         $66.6875      01/18/04     $19,921,220     $50,484,283
Mari E. Tangredi.........        --           --                --            --              --              --
David A. Thatcher........        --           --                --            --              --              --
Cynthia Diana
  Whitehead..............   100,000         0.05%         $  50.50      01/01/04     $ 3,175,918     $ 8,048,399

---------------
(1) These non-qualified stock options had a ten-year term, vested ratably on a monthly basis, and were to become fully vested on the fourth anniversary of the vest start date, but were each terminated due to the resignation or separation of the officer's employment with the Company.

(2) Based on options to purchase an aggregate of 18,292,397 shares of Common Stock granted during fiscal 2000.

(3) The exercise price was equal to the closing price of the Company's Common Stock on Nasdaq, on the date of grant.

(4) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Critical Path's estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved. Actual gains, if any, on stock option exercises will depend on future performance of the Company's Common Stock, the officer's continued employment through applicable vesting periods and the date on which the options are exercised.

FISCAL YEAR END OPTION VALUES

     The following table provides summary information concerning stock options held as of December 31, 2000 by each of the Named Executive Officers. Six of the Named Executive Officers exercised options in 2000.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                            NUMBER OF               VALUE OF UNEXERCISED
                                                                       UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                         SHARES                        AT FISCAL YEAR-END            FISCAL YEAR-END(2)
                                        ACQUIRED        VALUE      ---------------------------   ---------------------------
                NAME                   ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                ----                   -----------   -----------   -----------   -------------   -----------   -------------
David C. Hayden......................   1,335,226    $71,098,070          --          28,410     $       --     $   872,982
Douglas T. Hickey(3).................      29,000    $   909,194     230,169       1,015,518     $6,885,275     $30,378,205
William H. Rinehart..................     198,864    $10,058,310          --         217,803             --     $ 6,515,359
Mark J. Rubash.......................          --             --      98,958              --             --              --
Mari E. Tangredi.....................      36,000    $ 2,214,998     118,601         144,889     $3,531,037     $ 4,296,564
David A. Thatcher....................     102,000    $ 7,338,228     186,055         288,055     $5,565,649     $ 8,616,877
Cynthia Diana Whitehead..............      35,000    $ 1,101,800      88,541         206,459     $  442,969     $   873,281

---------------
(1) The value realized is calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at the time of exercise.

(2) The value of unexercised in-the-money options at fiscal year-end is based on a price per share of $30.75, the closing price quoted on Nasdaq as of December 29, 2000, less the exercise price.

(3) Mr. Hickey's option agreements allowed for early exercise subject to repurchase by the Company over the vesting period. Shares that would, as of December 31, 2000, be subject to repurchase if issued upon the exercise of options, are reflected in the "Unexercisable" columns in the table above.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. The Company's compensation program for executive officers is based on the same four principles applicable worldwide to compensation decisions for all employees of the Company:

     - The Company pays competitively.

       The Company is committed to maintaining a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other leading companies and sets its pay parameters based in part on this review.

     - The Company pays for sustained performance.

       Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered.

     - The Company strives for fairness in the administration of pay.

       The Company strives to compensate a particular individual equitably compared to other executives at similar levels both inside the Company and at comparable companies.

     - The Company believes that employees, including executive officers, should understand the performance evaluation and pay administration process.

     The process of assessing the performance is as follows:

     1. At the beginning of the performance cycle, the evaluating manager and the employee, or the Compensation Committee and the executive officer, set and agree upon objectives and key goals.

     2. The evaluating manager gives the employee ongoing feedback on performance.

     3. At the end of the performance cycle, the manager evaluates the accomplishment of objectives and key goals.

     4. The evaluating manager communicates the comparative results to the employee.

     5. The comparative results affect decisions on salary and, if applicable, stock incentives.

COMPENSATION VEHICLES

     The Company has had a successful history of using a simple total compensation program that consists of cash and equity-based compensation. Having a compensation program that allows the Company to attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The vehicles are:

     - CASH-BASED COMPENSATION

       Salary

       The Company establishes salary ranges for employees, including executive officers, by reviewing the aggregate of base salaries for competitive positions in the market. The Company uses salary survey data and generally, the Company sets its competitive salary midpoint for an executive officer position at the median level compared to those companies it surveys. The Company then creates a salary range based on this midpoint. The range is designed to place an executive officer at, above or below the midpoint, according to that officer's overall individual performance. As described above, overall individual performance is measured against the following factors: long-term strategic goals, short-term business goals, the development of employees and the fostering of teamwork and other Company values. In both setting goals and measuring an executive officer's performance against those goals, the Company takes into account the performance of its competitors and general economic and market conditions. None of the factors included in the Company's strategic and business goals is assigned a specific weight. Instead, the Company recognizes that these factors may change in order to adapt to specific business challenges and to changing economic and marketplace conditions.

       The Company does not have a formal bonus plan. However, discretionary bonuses were paid to certain officers in fiscal 2000.

     - EQUITY-BASED COMPENSATION

       Stock Incentive Program

       The purpose of this program is to provide additional incentives to employees to work towards maximizing shareholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its employees. The program utilizes vesting periods to encourage key employees to continue in the employ of the Company and thereby acts as a retention device for key employees. The Company believes that the program encourages employees to maintain a long-term perspective.

CEO COMPENSATION

     Douglas T. Hickey served as the Chief Executive Officer and a director of Critical Path from October 1998 to February 2001, and was also President of the Company from October 1998 through January 2000. The Compensation Committee used the same compensation policy described above for all employees to determine Mr. Hickey's fiscal 2000 compensation.

     In setting both the cash-based and equity-based elements of Mr. Hickey's compensation, the Compensation Committee made an overall assessment of Mr. Hickey's leadership in achieving the Company's long-term strategic and business goals.

                                          COMPENSATION COMMITTEE

                                          Lisa A. Gansky
                                          George Zachary

                       TRANSACTIONS WITH RELATED PARTIES

ACQUISITION

     In March 2000, the Company acquired RemarQ Communities, Inc. ("RemarQ") for a total purchase price of approximately $267.6 million consisting of Common Stock valued at $259.3 million, assumed stock options with an estimated fair market value of $7.7 million, and other acquisition related expenses of approximately $600,000. At the time of acquisition, Benchmark Capital Partners II, L.P. ("Benchmark") held approximately 29% of RemarQ's outstanding shares. Kevin Harvey is a managing member of Benchmark and served as a director of RemarQ. Additionally, David Hayden and Lisa Gansky each served on RemarQ's advisory Board and held a nominal number of RemarQ stock options.

SEVERANCE AGREEMENTS

     Mark Rubash resigned as Executive Vice President and Chief Financial Officer of the Company in December 2000. In connection with his resignation, Mr. Rubash entered into a settlement agreement and mutual release. Pursuant to the agreement, Mr. Rubash received a bonus payment of $250,000.

     Douglas Hickey resigned as Chief Executive Officer of the Company in February 2001. In connection with his resignation, Mr. Hickey entered into an agreement and release detailing his resignation from the Company. Pursuant to the agreement, Mr. Hickey received (i) nine months base salary plus automobile allowance, (ii) immediate vesting of all stock options that would vest on or prior to August 9, 2001, (iii) continuing health benefit coverage through February 2002, including payment for his annual physical and related travel expenses, (iv) continuation of existing financial planning services, and (v) use of the Company's corporate apartment until May 2001. The Company and Mr. Hickey were parties to a letter agreement dated October 1, 1998 governing his employment with the Company. The agreement had set forth Mr. Hickey's compensation level and eligibility for salary increases, bonuses, benefits and option grants under the 1998 Stock Plan. In connection with his employment agreement, Mr. Hickey received a loan in the amount of $500,000, bearing interest at 4.51%. The repayment of the loan has been extended until March 2002 and shall remain nonrecourse. In November 1998, the Company loaned Douglas Hickey, the Company's former Chief Executive Officer, $1.1 million pursuant to a promissory note bearing interest at the rate of 4.51% per annum. In connection with Mr. Hickey's resignation from the Company, the repayment of the loan has been extended to May 2002.

LOANS TO OFFICERS

     In January 1999, the Company loaned William Rinehart, the Company's former Vice President of Worldwide Sales, $65,000 pursuant to a promissory note bearing interest at the rate of 4.64% per annum. The note is presently due and payable.

     In January 2000, the Company loaned Mark Rubash, the Company's former Executive Vice President and Chief Financial Officer, $100,000. The loan was repaid in full in December 2000 in connection with Mr. Rubash's resignation from the Company.

     In December 2000, the Company loaned Lawrence Reinhold, the Company's Executive Vice President and Chief Financial Officer, $1.7 million. The loan accrues interest at 6.0% per annum and both principal and accrued interest are being forgiven over a specified period. Additionally, the repayment of the outstanding loan is subject to certain change of control and employment termination criteria.

COMMERCIAL RELATIONSHIPS

     During 2000, the Company leased an aircraft, for use by certain officers of the Company, from D Squared LLC, in which Douglas Hickey and David Thatcher, the Company's former Chief Executive Officer and former President respectively, had a direct investment. The aggregate amount billed to the Company for the use of the aircraft or other aircraft arranged through D Squared LLC aggregated approximately $337,000.

     Effective March 2001, the Company entered into an agreement with Vectis Group, LLC ("Vectis Group") to engage Vectis Group as an advisor to the Company with respect to various strategic alternatives the Company is currently exploring. The agreement provides Vectis Group with (i) a $50,000 monthly retainer fee during the term of the agreement, (ii) a warrant to purchase 500,000 shares of the Company's Common Stock at a price of $2.00 per share, and
(iii) transaction fees in connection with certain dispositions or acquisitions of assets in an amount equal to 5% of proceeds, up to a maximum of $1 million per transaction. The agreement may be terminated at the option of either party upon 60 days notice, and Vectis Group may be entitled to transaction fees under certain scenarios for twelve months following the termination of the agreement.

     Effective March 2001, the Company entered into an agreement with Vectis Group to engage Vectis Group as a placement agent in connection with a possible private placement by Critical Path of equity securities. Under the agreement, Vectis Group is entitled to 5% of the gross proceeds raised by the Company from specified purchasers, payable in cash, securities or a combination thereof at the election of Vectis Group. The agreement may be terminated at the option of either party upon 10 days notice, and Vectis Group may be entitled to transaction fees under certain scenarios for twelve months following the termination of the agreement.

     Effective April 2001, the Company and Vectis Group agreed to enter into an additional agreement whereby Vectis Group would act as an advisor with respect to a restructuring of and management of the Company. The agreement provides Vectis Group with a monthly retainer fee of $125,000 during the term of the agreement. The agreement may be terminated at the option of either party upon sixty 60 days notice.

     William McGlashan, Jr., who was appointed the Company's interim President and Chief Operating Officer in April 2001, serves as the Chief Executive Officer of Vectis Group and holds a significant beneficial ownership in Vectis Group. David Hayden, the Company's Executive Chairman of the Board, serves on Vectis Group's Advisory Board and Executive Committee (a body that provides input but does not have any decision making authority with respect to Vectis Group). Mr. Hayden is also the Executive Chairman and founder of Archipelago, a global holding company. Archipelago has a commitment to invest $1 million in Vectis Group in exchange for (i) an 8% annual return and (ii) a right, in its discretion, to purchase 15% of future investment opportunities generated by Vectis Group. Mr. Hayden does not have any equity or voting interests in Vectis Group and will not receive any compensation related to the Company's relationship with Vectis Group.

INDEMNIFICATION

     The Company's articles of incorporation limit the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the California Corporations Code. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's bylaws provide that the Company may indemnify its directors and officers to the fullest extent permitted by California law, including in circumstances in which indemnification is otherwise discretionary under California law. The Company also has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

RELATED TRANSACTIONS POLICY

     The Company believes that the foregoing transactions were in its best interests. It is the Company's current policy that all transactions by the Company with officers, directors, five percent shareholders and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested independent directors, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ Stock Market (U.S. companies) Index and the JP Morgan H&Q Internet 100 Index (formerly the Chase Internet Index). The period shown commences on March 29, 1999, the Company's first trading day on NASDAQ, and ends on December 31, 2000, the end of the Company's last fiscal year. The graph assumes an investment of $100 on March 29, 1999, and the reinvestment of any dividends.

     The comparisons in the graph below are based on historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                COMPARISON OF 21 MONTH CUMULATIVE TOTAL RETURN*
        AMONG CRITICAL PATH, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE JP MORGAN H&Q INTERNET 100 INDEX
[PERFORMANCE GRAPH]

                                                                                  NASDAQ STOCK               JP MORGAN H & Q
                                                   CRITICAL PATH, INC.            MARKET (U.S.)               INTERNET 100
                                                   -------------------            -------------              ---------------
3/29/99                                                  100.00                      100.00                      100.00
3/99                                                     116.89                       98.70                       98.56
6/99                                                      83.97                      107.97                      101.51
9/99                                                      61.24                      110.66                      104.35
12/99                                                    143.26                      163.55                      202.00
3/00                                                     129.03                      183.58                      210.99
6/00                                                      88.52                      159.63                      156.52
9/00                                                      92.22                      146.89                      150.57
12/00                                                     46.68                       98.32                       77.72

* $100 invested on 3/29/99 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

---------------------------------------------------------------------------------------------------------------------------------
                                          3/29/99     3/99      6/99      9/99     12/99      3/00      6/00      9/00     12/00
---------------------------------------------------------------------------------------------------------------------------------
 Critical Path, Inc.                      100.00     116.89    83.97     61.24     143.26    129.03    88.52     92.22     46.68
 NASDAQ Stock Market (U.S.)               100.00     98.70     107.97    110.66    163.55    183.58    159.63    146.89    98.32
 JP Morgan H & Q Internet 100             100.00     98.56     101.51    104.35    202.00    210.99    156.52    150.57    77.32
---------------------------------------------------------------------------------------------------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Report of the Compensation Committee and the preceding Performance Graph shall not be incorporated by reference into any of these filings; nor shall the report or graph be incorporated by reference into any future filings.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in June 2000. Each of the members of the Audit Committee is independent as defined by the Company's standards as set forth in the Audit Committee Charter and the Nasdaq listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company's Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements for the fiscal year ended December 31, 2000. Additionally, this year the Audit Committee adopted the Audit Committee Charter to reflect the new standards set forth in SEC regulations and the Nasdaq listing standards.

     The Audit Committee is responsible for recommending to the Board of Directors that the Company's financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee took several steps in making this recommendation for 2000, including, discussing with PricewaterhouseCoopers LLP, the Company's independent accountants, those matters the independent accountants communicated to and reviewed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. Additionally, the Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and in compliance with Statement on Auditing Standards No. 61. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

     In addition, the Audit Committee has discussed with the Company's independent accountants, their independence from management and the Company, including the matters received in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. This discussion and disclosure informed the Audit Committee of the accountants' independence, and assisted the Audit Committee in evaluating such independence.

     Finally, the Audit Committee reviewed and discussed, with the Company's management and the independent accountants, the Company's audited consolidated balance sheet at December 31, 2000 and December 31, 1999, and consolidated statements of operations, shareholders' equity and cash flows for the three years ended December 31, 2000. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                        AUDIT COMMITTEE FEE DISCLOSURES

     Set forth below is a discussion of the fees for which PricewaterhouseCoopers LLP billed the Company in connection with fiscal 2000.

     AUDIT FEES. Fees billed to the Company by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for fiscal 2000 and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $2,346,696.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Fees billed to the Company for financial information systems design and implementation services provided by PricewaterhouseCoopers LLP during fiscal 2000 totaled $2,483,784.

     ALL OTHER FEES. Fees billed to the Company by PricewaterhouseCoopers LLP during fiscal 2000 for all other non-audit services rendered, including tax related services, totaled $1,557,537.

     AUDIT COMMITTEE INDEPENDENCE. The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing the Company with information technology services and other non-audit services, such as tax related services and valuations of the fair value and certain intangible assets, and has concluded that such services are compatible with PricewaterhouseCoopers LLP's independence from management and from the Company.

     All persons who spent more then fifty percent of their hours of employment on performing audits of us during fiscal 2000 were full-time permanent employees of PricewaterhouseCoopers LLP.

                                          AUDIT COMMITTEE

                                          Kevin R. Harvey
                                          George Zachary

Representatives of PricewaterhouseCoopers LLP, independent public accountants for the Company for fiscal 2000 and the current fiscal year, are expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     If a shareholder entitled to vote for the election of directors at a meeting wishes to propose a candidate for consideration by the Board of Directors as a possible nominee for management's proposed slate of directors, or such shareholder wishes to make a director nomination at a shareholder meeting, then such shareholder must give written notice of his or her intent to make such nomination, either by personal delivery or by United States mail, postage prepaid, to Attention: Secretary, Critical Path, Inc., 532 Folsom Street, San Francisco, California 94105, not later than: (i) with respect to the election to be held at an Annual Meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to any election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice must set forth:

     - the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,

     - a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

     - a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder,

     - such other information regarding each nominee proposed by the SEC if such nominee had been nominated by the Board of Directors, and

     - the consent of each nominee to serve as a director of the Company if elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Proposals of shareholders that are intended to be presented at the Company's annual meeting of shareholders in 2002 must be received by January 19, 2002, to be included in the proxy statement and proxy relating to that meeting. Shareholder proposals received by the Company after that time will be considered untimely.

               MATTERS NOT DETERMINED AT THE TIME OF SOLICITATION

     The Board is not aware of any other matters to come before the meeting. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                VOTE OF PROXIES

     All shares represented by duly executed proxies will be voted for the election of the nominees named above as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. If for any unforeseen reason any of such nominees should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate or candidates as may be nominated by the Board of Directors.

                                          By Order of the Board of Directors,

                                          /s/ WILLIAM E. MCGLASHAN, JR.
                                          William E. McGlashan, Jr.
                                          Secretary

Dated: May 15, 2001

                                   EXHIBIT A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                              CRITICAL PATH, INC.

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of Critical Path, Inc. (the "Company") shall be:

     - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

     1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

     - Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     - Reviewing fee arrangements with the independent auditors;

     - Reviewing the independent auditors' proposed audit scope, approach and independence;

     - Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     - Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     - Directing the Company's independent auditors to review before filing with the Securities and Exchange Commission the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     - Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     - Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
       Schedule 14A;

     - Reviewing the Audit Committee's own structure, processes and membership requirements; and

     - Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                              CRITICAL PATH, INC.

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 6, 2001

The undersigned hereby appoints David C. Hayden and William E. McGlashan, Jr., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Critical Path, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Critical Path, Inc. to be held at the Park Hyatt, located at 333 Battery Street, San Francisco, California on Wednesday, June 6, 2001 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

Unless a contrary direction is indicated, this Proxy will be voted for Proposals 1 and 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:  To elect five directors to serve until the next Annual Meeting and until their successors have been elected and qualified consisting of Kevin R. Harvey, David C. Hayden, William E. McGlashan, Jr., Amy Rao and George Zachary:

                 [ ] FOR ALL NOMINEES            [ ] WITHHELD FROM ALL NOMINEES

                  [ ] FOR ALL NOMINEES, EXCEPT AS NOTES ABOVE

                                             Dated:

                                            -----------------------------------,
                                             2001

                                             -----------------------------------

                                             -----------------------------------
                                                        SIGNATURE(S)

                                             Please sign exactly as your name
                                             appears hereon. If the stock is
                                             registered in the names of two or
                                             more persons, each should sign.
                                             Executors, administrators,
                                             trustees, guardians and
                                             attorneys-in-fact should add their
                                             titles. If signer is a corporation,
                                             please give full corporate name and
                                             have a duly authorized officer
                                             sign, stating title. If signer is a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

 PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN
                                    ENVELOPE
            THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.